Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this post-effective amendment No. 1 on Form S-8 to the registration statement on Form S-4 (File No. 333-228455) of our reports dated March 15, 2017, relating to the consolidated financial statements and effectiveness of internal control over financial reporting of Middleburg Financial Corporation and subsidiaries.

/s/ YOUNT, HYDE & BARBOUR, P.C.
Winchester, Virginia
February 1, 2019